UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Advisory Agreement Amendment
On December 14, 2017, KBS Real Estate Investment Trust, Inc. (the “Company”) and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), entered into an amendment to the advisory agreement between the parties to eliminate the Company’s obligation to pay fees to and to pay and reimburse expenses of the Advisor. Pursuant to the amendment, the Advisor agreed that (i) the Company shall not be responsible for the payment of fees or compensation of any kind to the Advisor for services rendered under the advisory agreement after December 14, 2017 (“Effective Date”); and (ii) the Company shall not be responsible for paying directly or reimbursing the Advisor for any of the expenses paid or incurred by the Advisor or its affiliates on behalf of the Company or in connection with the services provided to the Company under the advisory agreement after the Effective Date. The advisory agreement was also amended to provide that the agreement will terminate automatically upon the payment by the Company of the final liquidating distribution pursuant to the Plan of Liquidation (defined below).
ITEM 8.01 OTHER EVENTS
Liquidating Distribution Authorized
On January 27, 2017, the stockholders of the Company approved the sale of all of the Company’s assets and the Company’s dissolution pursuant to the terms of the Company’s plan of complete liquidation and dissolution (the “Plan of Liquidation”). On December 14, 2017, the Company’s board of directors authorized a liquidating distribution in the amount of $2.40 per share of common stock to the Company’s stockholders of record as of the close of business on December 14, 2017 (the “Liquidating Distribution”). This Liquidating Distribution will be paid on or about December 19, 2017 and will be funded from proceeds from asset sales.
The Liquidating Distribution will be included in each stockholder’s Form 1099 for the year ending December 31, 2017 along with the initial liquidating distribution of $1.00 per share of common stock paid to the Company’s stockholders of record as of the close of business on March 21, 2017.  All distributions paid by the Company in 2017 will generally be characterized as a return of capital in each stockholder’s Form 1099 for the year ending December 31, 2017.  Stockholders are advised to consult their tax advisors regarding the tax consequences of these liquidating distributions in light of his or her particular investment or tax circumstances.
Estimated Value Per Share
On December 14, 2017, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $0.00, effective December 14, 2017, based on the authorization of the Liquidating Distribution of $2.40 per share and the amount of the reserve fund established by the Company pursuant to the Plan of Liquidation.
The Company established the reserve to pay potential unknown expenses and liabilities in liquidation.  Should any of the reserve not be needed, the Company will distribute such reserves to stockholders to the extent available.  There can be no assurances as to whether there will be any reserve funds available for distribution or the timing of any such distribution.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are no guarantees that the Company will be able to successfully complete the implementation of its plan of complete liquidation and dissolution or that there will be any reserve funds available for future distribution.
Forward-looking statements also depend on factors such as the risks identified in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 15, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer